EXHIBIT 99.1

Urgently Notified By Nasdaq Of Non-Compliance With Nasdaq Minimum Bid Price Requirement

Intends to Cure the Deficiency and Return to Compliance with Nasdaq Standard

VIENNA, VA – October 4, 2024 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, announced today that The Nasdaq Stock Market LLC (“Nasdaq”) notified Urgently (the “Notice”) that Urgently is not in compliance with Nasdaq’s Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because the minimum bid price of Urgently’s common stock was below $1.00 per share for 30 consecutive business days. The Notice has no immediate effect on the listing or trading of Urgently’s common stock on The Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Urgently has 180 calendar days, or until March 31, 2025, to regain compliance with the Minimum Bid Price Requirement (the “Compliance Period”). To regain compliance, the closing bid price of Urgently’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period, unless Nasdaq exercises its discretion to extend this ten-day period.

If Urgently has not been deemed in compliance prior to the expiration of the Compliance Period, Urgently may be eligible for an additional 180-day compliance period (the “Second Compliance Period”), provided that it meets the applicable market value of publicly held shares requirement for continued listing and all other initial listing standards for The Nasdaq Capital Market (with the exception of the Minimum Bid Price Requirement), and would need to provide written notice of its intention to cure the bid price deficiency during the Second Compliance Period. However, if it appears to Nasdaq that Urgently will be unable to cure the deficiency, or if Urgently is otherwise not eligible for the Second Compliance Period, Nasdaq would notify Urgently that its common stock would be subject to delisting. Urgently may appeal any such determination to delist its securities, but there can be no assurance that any such appeal would be successful.

Urgently intends to monitor closely the closing bid price of its common stock and to consider plans for regaining compliance with Nasdaq’s Listing Rule 5550(a)(2), including by proposing a reverse stock split for stockholder approval, if necessary. While Urgently plans to review all available options, there can be no assurance that it will be able to regain compliance with Nasdaq Listing Rule 5550(a)(2) during the Compliance Period, any subsequent extension period, or at all.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions you that statements included in this release that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Requirement, the Company’s intentions to monitor its closing bid price of its common stock and the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Requirement. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that the Company may not meet the Minimum Bid Price Requirement during any compliance period or in the future, the risk that the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, the risk that Nasdaq may not grant the Company relief from delisting if necessary, and the risk that the Company may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.